UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2015

STATIONDIGITAL CORPORATION
(formerly known as Alarming Devices, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

_Highland Park Two, 5700 Oakland Ave, #200, St. Louis, Missouri, 63110_
(Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 782-8466

Copy of correspondence to:

Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2015, the Board of Directors (the "Board") of Stationdigital Corporation (the "Company") increased the size of the Board by one member and appointed Steven Alan Sjoblad as a Director to the Board.

Mr. Sjoblad's expertize in corporate leadership, strategy and marketing spans more than forty (40) years. Since August 2005, Mr. Sjoblad has served as the Chief Executive Officer of Captira Analytical, a cloud-based software, data and analytics firm serving the criminal justice vertical market based in Albany, NY. He also serves in an advisory capacity to Intersections, Inc. (INTX), the parent company of Captira Analytical, and is currently developing a consumer-directed online privacy/security/fraud offering to meet the growing concern over personal data. In addition, since December 1999, Mr. Sjoblad has operated a strategy consulting business. His consulting clients include Fair, Isaac & Company (big data and analytics), Charter Communications (cable, Internet and voice), Wilson Learning Worldwide (corporate learning), Riordan, Lewis & Haden Equity Partners, Companion Systems (banking industry supplier), Tattoo Media (web consultant) and Pro Medicus (medical software).

Between January 2001 and September 2003, Mr. Sjoblad served as the Executive Vice President - Chief Marketing Officer at FICO, an analytics and software concern serving the financial, insurance and retail industries, where he managed Global Consumer Services. Between July 1983 and December 1999, Mr. Sjoblad served as the President of Fallon Worldwide where he guided global strategy and marketing programs for numerous corporations including FedEx, Purina, Northwest Airlines, VF Corporation, Porsche Cars NA and Jim Beam Brands.

Mr. Sjoblad also serves as a director on the Boards of Directors of other companies. Since June 2003, he has served as a director of Schwan Food Company, a multi-billion dollar international food concern, and holds several committee chairmanships. Since July 2013, Mr. Sjoblad has served as a director of New Perspectives, an assisted living facility developer. Between September 2012 through the present, he has served as a director of Sektyr International, Inc. a technology solutions company serving both government agencies and private industries.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	STATIONDIGITAL CORPORATION

	By:	/s/ Louis Rossi
Name: Louis Rossi
Title: Chief Executive Officer